                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================

                                 CVS CORPORATION

                                   as Issuer,


                                       AND


                              THE BANK OF NEW YORK

                                   as Trustee


                                   ----------

                                    INDENTURE

                          Dated as of November 4, 2002

                                   ----------


                        3 7/8% NOTES DUE NOVEMBER 1, 2007

================================================================================

                              CROSS-REFERENCE TABLE

TRUST INDENTURE
ACT SECTION                                                                 INDENTURE SECTION
310  (a)(1).............................................................    7.10
     (a)(2).............................................................    7.10
     (a)(3).............................................................    N/A
     (a)(4).............................................................    N/A
     (a)(5).............................................................    7.10
     (b)................................................................    7.10
     (c)................................................................    N/A
311  (a)................................................................    7.11
     (b)................................................................    7.11
     (c)................................................................    N/A
312  (a)................................................................    2.05
     (b)................................................................    10.03
     (c)................................................................    10.03
313  (a)................................................................    N/A
     (b)(i).............................................................    N/A
     (b)(2).............................................................    7.06
     (c)................................................................    7.06
     (d)................................................................    7.06
314  (a)................................................................    7.03
     (b)................................................................    N/A
     (c)(1).............................................................    10.04
     (c)(2).............................................................    10.04
     (c)(3).............................................................    N/A
     (d)................................................................    N/A
     (e)................................................................    10.05
     (f)................................................................    N/A
315  (a)................................................................    7.01
     (b)................................................................    7.05; 10.02
     (c)................................................................    7.01
     (d)................................................................    7.01
     (e)................................................................    6.11
316  (a)(1)(A)..........................................................    6.05
     (a)(1)(B)..........................................................    6.04
     (a)(2).............................................................    N/A
     (b)................................................................    6.07
317  (a)(1).............................................................    6.08
     (a)(2).............................................................    6.09
     (b)................................................................    2.04
318  (a)................................................................    10.01
     (b)................................................................    N/A
     (c)................................................................    10.01

      NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                 PAGE
PARTIES.............................................................................................1

RECITALS OF CVS.....................................................................................1

Article I DEFINITIONS AND INCORPORATION BY REFERENCE................................................1

    Section 1.01   Definitions......................................................................1
    Section 1.02   Other Definitions................................................................6
    Section 1.03   Incorporation by Reference of Trust Indenture Act................................6
    Section 1.04   Rules of Construction............................................................6

Article II THE NOTES................................................................................7

    Section 2.01   Form and Dating..................................................................7
    Section 2.02   Execution and Authentication.....................................................8
    Section 2.03   Registrar and Paying Agent.......................................................9
    Section 2.04   Paying Agent to Hold Money In Trust..............................................9
    Section 2.05   Lists of Holders of Notes........................................................9
    Section 2.06   Transfer and Exchange............................................................9
    Section 2.07   Replacement Notes...............................................................13
    Section 2.08   Outstanding Notes...............................................................13
    Section 2.09   Temporary Notes and Certificated Notes..........................................14
    Section 2.10   Cancellation....................................................................14
    Section 2.11   Defaulted Interest..............................................................15
    Section 2.12   CUSIP Number....................................................................15

Article III REDEMPTION.............................................................................15

    Section 3.01   Notices to Trustee..............................................................15
    Section 3.02   Selection of Notes to be Redeemed...............................................15
    Section 3.03   Notice of Redemption............................................................16
    Section 3.04   Effect of Notice of Redemption..................................................16
    Section 3.05   Deposit of Redemption Price.....................................................16
    Section 3.06   Notes Redeemed in Part..........................................................17

Article IV COVENANTS...............................................................................17

    Section 4.01   Payment of Principal, Premium and Interest......................................17
    Section 4.02   Maintenance of Office or Agency.................................................17
    Section 4.03   SEC Reports.....................................................................17
    Section 4.04   Restrictions on Secured Funded Debt.............................................18
    Section 4.05   Limitation on Sale/Leaseback Transactions.......................................19
    Section 4.06   Compliance Certificates.........................................................20
    Section 4.07   Further Instruments and Acts....................................................21
    Section 4.08   Calculation of Original Issue Discount..........................................21

Article V SUCCESSORS...............................................................................21

    Section 5.01   When the Company May Merge, Consolidate or Dispose of Assets....................21
    Section 5.02   Successor Company Substituted...................................................22

Article VI DEFAULTS AND REMEDIES...................................................................22

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
    Section 6.01   Events of Default...............................................................22
    Section 6.02   Acceleration....................................................................23
    Section 6.03   Other Remedies..................................................................23
    Section 6.04   Waiver of Past Defaults.........................................................23
    Section 6.05   Control by Majority.............................................................24
    Section 6.06   Limitation On Suits.............................................................24
    Section 6.07   Unconditional Right of Holders of Notes to Receive Payment......................24
    Section 6.08   Collection Suit by Trustee......................................................24
    Section 6.09   Trustee May File Proofs of Claim................................................25
    Section 6.10   Priorities......................................................................25
    Section 6.11   Undertaking for Costs...........................................................25
    Section 6.12   Waiver of Stay, Extension and Usury Laws........................................25

Article VII TRUSTEE................................................................................26

    Section 7.01   Duties of Trustee...............................................................26
    Section 7.02   Rights of Trustee...............................................................27
    Section 7.03   Individual Rights of Trustee....................................................27
    Section 7.04   Trustee's Disclaimer............................................................28
    Section 7.05   Notice of Default...............................................................28
    Section 7.06   Reports by Trustee to Holders of Notes..........................................28
    Section 7.07   Compensation and Indemnity......................................................28
    Section 7.08   Replacement of Trustee..........................................................29
    Section 7.09   Successor Trustee by Merger, Etc................................................30
    Section 7.10   Eligibility; Disqualification...................................................30
    Section 7.11   Preferential Collection of Claims Against the Company...........................30

Article VIII DISCHARGE OF INDENTURE; DEFEASANCE....................................................30

    Section 8.01   Discharge of Liability on Notes; Defeasance.....................................30
    Section 8.02   Conditions to Defeasance........................................................31
    Section 8.03   Application of Trust Money......................................................32
    Section 8.04   Repayment to the Company........................................................32
    Section 8.05   Indemnity for Government Obligations............................................32
    Section 8.06   Reinstatement...................................................................32

Article IX AMENDMENT, SUPPLEMENT AND WAIVER........................................................32

    Section 9.01   Without Consent of Holders of Notes.............................................32
    Section 9.02   With Consent of Holders of Notes................................................33
    Section 9.03   Compliance with Trust Indenture Act.............................................34
    Section 9.04   Revocation and Effect of Consents and Waivers...................................34
    Section 9.05   Notation On or Exchange of Notes................................................34
    Section 9.06   Trustee to Sign Amendments, Etc.................................................35

Article X MISCELLANEOUS............................................................................35

    Section 10.01  Trust Indenture Act Controls....................................................35
    Section 10.02  Notices.........................................................................35
    Section 10.03  Communication by Holders of Notes with Other Holders of Notes...................36
    Section 10.04  Certificate and Opinion as to Conditions Precedent..............................36
    Section 10.05  Statements Required in Certificate or Opinion...................................36
    Section 10.06  Rules by Trustee and Agents.....................................................37
    Section 10.07  No Personal Liability of Directors, Officers, Employees, Incorporators and
                   Stockholders....................................................................37
    Section 10.08  Governing Law...................................................................37
    Section 10.09  No Adverse Interpretation of Other Agreements...................................37
    Section 10.10  Successors......................................................................37

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
    Section 10.11  Severability....................................................................37
    Section 10.12  Counterpart Originals...........................................................37
    Section 10.13  Table of Contents, Headings, Etc................................................37

EXHIBIT A--Form of Initial Note
EXHIBIT B--Form of Exchange Note

                INDENTURE, dated as of November 4, 2002, between CVS Corporation (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

                The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company's 3 7/8% Notes Due November 1, 2007 issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    DEFINITIONS.

                "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "AGENT" means any Registrar, Paying Agent or co-registrar.

                "ATTRIBUTABLE DEBT" means, in connection with any sale and leaseback transaction under which either the Company or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the lesser of
(A) total net obligations of the lessee for rental payments during the remaining term of the lease discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (i) the weighted average Yield to Maturity of the Notes, such average being weighted by the principal amount of the Notes and (ii) the interest rate inherent in such lease (as determined in good faith by the Company), both to be compounded semi-annually or (B) the sale price for the assets so sold and leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator or which is the base term of the lease.

                "BANKRUPTCY LAW" means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

                "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

                "BUSINESS DAY" means each day which is not a Legal Holiday.

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                "CAPITAL LEASE OBLIGATIONS" means with respect to any Person any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                "CAPITAL STOCK" means with respect to any Person any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in such Person (however designated), including any preferred stock, but excluding debt securities convertible into or exchangeable for such equity.

                "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

                "CONSOLIDATED NET TANGIBLE ASSETS" means, at any date, the total assets appearing on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with U.S. generally accepted accounting principles, less (i) all current liabilities (due within one year) as shown on such balance sheet, (ii) investments in and advances to Unrestricted Subsidiaries and (iii) Intangible Assets and liabilities relating thereto.

                "CORPORATE TRUST OFFICE OF THE TRUSTEE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders or the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors.

                "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

                "EXCHANGE NOTES" means the 3 7/8% Notes Due November 1, 2007 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

                "FUNDED DEBT" means (i) any Indebtedness of the Company or a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (ii) guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary, all preferred stock having mandatory redemption provisions of such Restricted Subsidiary as reflected on such Restricted Subsidiary's balance sheet prepared in accordance with U.S. generally accepted accounting principles, and (iv) all Capital Lease Obligations.

                "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) statements and pronouncements of the Financial Accounting Standards Board; (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession; and
(iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                "HOLDER" means the Person in whose name a Note is registered on the Note Register.

                "INDEBTEDNESS" means, at any date, without duplication, all obligations for borrowed money of the Company or a Restricted Subsidiary.

                "INDENTURE" means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                "INITIAL NOTES" means the 3 7/8% Notes Due November 1, 2007 issued under this Indenture on or about the date hereof.

                "INITIAL PURCHASERS" means (i) Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Bear Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated in respect of the Initial Notes, and (ii) the initial purchasers of additional notes.

                "INTANGIBLE ASSETS" means, at any date, the value, as shown on or reflected in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

                "ISSUE DATE" means the date on which the Initial Notes are originally issued.

                "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city of the Corporate Trust Office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                "LIENS" means such pledges, mortgages, security interests and other liens on any Principal Property of the Company or a Restricted Subsidiary which secure Secured Debt.

                "NONRECOURSE OBLIGATION" means indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by the Company or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of Company or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any Restricted Subsidiary or any assets of the Company or any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

                "NOTES" means the Initial Notes, the Exchange Notes, the Private Exchange Notes, and any other 3 7/8% Notes due November 1, 2007 issued after the Issue Date in accordance with clause (3) of the fourth paragraph of Section 2.02 treated as a single class of securities for all purposes, including voting, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                "NOTES CUSTODIAN" means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

                "OFFICER" means with respect to any Person the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, Controller, Secretary or any Vice President of such Person.

                "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company.

                "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be an employee of or counsel to the Company.

                "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                "PRINCIPAL PROPERTY" means real and tangible property owned and operated now or hereafter by the Company or any Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within the United States of America or its territories or possessions (excluding current assets, motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point-of-sale recording devices and related equipment and data processing and other office equipment), the net book value of which (including leasehold improvements and store fixtures constituting a part of such store, warehouse or distribution center) as of the date on which the determination is being made is more than 1.0% of Consolidated Net Tangible Assets.

                "PRIVATE EXCHANGE" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial Purchasers, in exchange for the Initial Notes held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

                "PRIVATE EXCHANGE NOTES" means the 3 7/8% Notes Due November 1, 2007 to be issued pursuant to this Indenture in connection with a Private Exchange effected pursuant to the Registration Rights Agreement.

                "REGISTERED EXCHANGE OFFER" means an offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                "REGISTRATION RIGHTS AGREEMENT" means (i) the Registration Rights Agreement dated October 30, 2002 among the Company and the Initial Purchasers or (ii) any registration rights agreement entered into in connection with the issuance of additional notes following the Issue Date.

                "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                "RESTRICTED SUBSIDIARY" means each Subsidiary of the Company other than Unrestricted Subsidiaries.

                "SEC" means the U.S. Securities and Exchange Commission.

                "SECURED DEBT" means Funded Debt which is secured by any pledge of, or mortgage, security interest or other lien on any (i) Principal Property (whether owned on the date of the Indenture or thereafter acquired or created),
(ii) shares of stock owned by the Company or a Subsidiary in a Restricted Subsidiary or (iii) Indebtedness of a Restricted Subsidiary.

                "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

                "SHELF REGISTRATION STATEMENT" means the registration statement issued by the Company in connection with the offer and sale of Notes (other than Exchange Notes), pursuant to the Registration Rights Agreement.

                "STATED MATURITY" means with respect to any security the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                "SUBSIDIARY" means any corporation of which at least a majority of the outstanding stock, which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation (or similar management body), is owned directly or indirectly by the Company or by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries.

                "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                "TRANSFER RESTRICTED NOTES" means Definitive Notes and Notes that bear or are required to bear the legend set forth in Section 2.06(d).

                "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter such term shall mean such successor serving hereunder.

                "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                "UNRESTRICTED SUBSIDIARY" means Subsidiaries designated as Unrestricted Subsidiaries from time to time by the Board or Directors of the Company; PROVIDED, HOWEVER, that the Board of Directors of the Company (i) will not designate as an Unrestricted Subsidiary any Subsidiary of the Company that owns any Principal Property or any stock of a Restricted Subsidiary, (ii) will not continue the designation of any Subsidiary of the Company as an Unrestricted Subsidiary at any time that such Subsidiary owns any Principal Property, and
(iii) will not, nor will it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Principal Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary will in connection therewith be redesignated as a Restricted Subsidiary and any pledge, mortgage, security interest or other lien arising in connection with any Indebtedness or such Unrestricted Subsidiary so redesignated does not extend to such Principal Property (unless the existence of such pledge, mortgage, security interest or other lien would otherwise be permitted under this Indenture)).

                "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02    OTHER DEFINITIONS.

                                                       Defined in
                Term                                   Article/section
                ----                                   ---------------

                "AGENT MEMBERS"                        Section 2.01
                "COVENANT DEFEASANCE"                  Section 8.01
                "DEFAULT AMOUNT"                       Section 6.02
                "DEFINITIVE NOTES"                     Section 2.01
                "EVENT OF DEFAULT"                     Section 6.01
                "GLOBAL NOTE"                          Section 2.01
                "IAI"                                  Section 2.01
                "LEGAL DEFEASANCE"                     Section 8.01
                "NOTE REGISTER"                        Section 2.03
                "PAYING AGENT"                         Section 2.03
                "PURCHASE AGREEMENT"                   Section 2.01
                "QIB"                                  Section 2.01
                "REGISTRAR"                            Section 2.03
                "REGULATION S"                         Section 2.01
                "RULE 144A"                            Section 2.01
                "SALE AND LEASEBACK TRANSACTION"       Section 4.05
                "SUCCESSOR COMPANY"                    Section 5.01

Section 1.03    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                The following TIA terms used in this Indenture have the following meanings:

      (i) "INDENTURE SECURITIES" means the Notes;

     (ii) "INDENTURE SECURITY HOLDER" means a Noteholder;

    (iii) "INDENTURE TO BE QUALIFIED" means this Indenture;

     (iv) "INDENTURE TRUSTEE" or "institutional trustee" means the Trustee; and

      (v) "OBLIGOR" upon the Notes means the Company and any successor obligor upon the Notes.

                All other terms used in this Indenture that are (i) defined by the TIA; (ii) defined by TIA reference to another statute; or (iii) defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04    RULES OF CONSTRUCTION.

                Unless the context otherwise requires:

      (i) a term has the meaning assigned to it;

     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

    (iii) the word "or" shall not be deemed to be exclusive;

     (iv) words in the singular include the plural, and words in the plural include the singular;

      (v) provisions apply to successive events and transactions; and

     (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                    THE NOTES

Section 2.01    FORM AND DATING.

                The Initial Notes and any additional notes issued in transactions exempt from registration under the Securities Act and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto, the terms of which are incorporated in and made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange rule, agreements to which the Company is subject and/or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof. The terms of the Notes set forth in EXHIBIT A and EXHIBIT B are part of the terms of this Indenture.

                The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated October 30, 2002, among the Company and the Initial Purchasers (the "PURCHASE AGREEMENT").

     (a) GLOBAL NOTES. Notes offered and sold to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued initially in the form of one or more permanent global securities in definitive form without interest coupons (the "Restricted Global Note") deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co., as nominee for the Depositary. Notes offered and sold to certain persons in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued initially in the form of one or more permanent global securities in registered form without interest coupons (the "Regulation S Global Note," and together with the Restricted Global Note, the "Global Notes") which will be deposited with the Trustee as custodian for the Depositary for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking SA ("Clearstream") and registered in the name of Cede & Co., as nominee for the Depositary. The Global Notes shall have the global Note legend and the restricted Note legend set forth in Exhibit A hereto. The Restricted Global Note shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided; PROVIDED that upon such deposit all such Notes shall be credited to or through accounts maintained by the Depositary by or on behalf of Euroclear or Clearstream. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

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     (b)    BOOK-ENTRY PROVISIONS. This Section 2.01(b) shall apply only to the
Global Notes deposited with or on behalf of the Depositary.

                The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially Global Notes that
(i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

                Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in the Global Note.

     (c) CERTIFICATED NOTES. Except as provided Section 2.06 or 2.09, owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of certificated Notes ("DEFINITIVE NOTES"). Definitive Notes will bear the restricted securities legend set forth on Exhibit A unless removed in accordance with Section 2.06(d).

Section 2.02    EXECUTION AND AUTHENTICATION.

                Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

                If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, such Note shall be valid nevertheless.

                A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that a Note has been authenticated in accordance with the terms of this Indenture.

                The Trustee, upon a written order of the Company signed by two Officers of the Company, shall authenticate and deliver (1) Initial Notes for original issue in an aggregate principal amount not to exceed $300,000,000, (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, and (3) additional Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibits A or B, as the case may be) in the amounts specified by the Company in such written order (and if in the form of Exhibit A or B, as the case may be, the same principle amount of Exchange Notes or Private Exchange Notes in exchange therefor upon consummation of registered exchange offer) in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes, Private Exchange Notes or Notes issued pursuant to clause (3) above, and the aggregate principal amount of Notes outstanding on the date of authentication.

                The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent of the Trustee. An

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authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03    REGISTRAR AND PAYING AGENT.

                The Company shall maintain (i) an office or agency where the Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR"); and (ii) an office or agency where the Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Holders of Notes and of the transfer and exchange of such Notes (the "NOTE REGISTER"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" shall include any such additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Any such agency agreement shall implement the provisions of this Indenture that relate to such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as appropriate, and shall be entitled to appropriate compensation in accordance with Section 7.07.

                The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04    PAYING AGENT TO HOLD MONEY IN TRUST.

                On or prior to each due date of the principal of, premium, if any, and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

Section 2.05    LISTS OF HOLDERS OF NOTES.

                The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least three Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each such Holder of Notes.

Section 2.06    TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. Definitive Notes shall be issued in registered form and shall be transferable only upon the surrender of Definitive Notes for registration of transfer. When Definitive Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Definitive Notes presented or surrendered for registration of transfer or exchange:

      (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing; and

     (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.06(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

       (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Note); or

       (B) if such Definitive Notes are being transferred to the Company a certification to that effect (in the form set forth on the reverse of the Note); or

       (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act: (i) a certificate to that effect (in the form set forth on the reverse of the Note), and (ii) if the Company or the Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.06(d)(i).

     (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

      (i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S. person in accordance with Rule 904 under the Securities Act; and

     (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

     (c)    TRANSFER AND EXCHANGE OF GLOBAL NOTES.

      (i) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor, if applicable.

     (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.09), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

    (iii) In the event that a Global Note is exchanged for Notes in definitive form pursuant to Section 2.09, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.06 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (d)    LEGEND.

      (i) Except as permitted by the following paragraphs (ii) and (iii) each Note certificate evidencing a Global Note and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
        (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR
        (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
        (A) ABOVE."

                When set forth on a Definitive Note, the legend will include the following additional words:

                "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

     (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by the Global Note) pursuant to Rule 144 under the Securities Act:

       (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note;

       (B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall, subject to approval by the Company, permit the Holder thereof to request the issuance of a certificated Note that does not bear the legend set forth above and rescind any restrictions on the transfer of such Transfer Restricted Note, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Registrar (such certification to be in the form set forth on the reverse of the Note).

    (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note without legends will be available (subject to Section 2.09) to the transferee of the Holder of such Initial Notes or Private Exchange Notes or upon receipt of directions to transfer such Holder's interest in a Global Note, as applicable.

     (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the restricted securities legend set forth in Exhibit A hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes and Exchange Notes in certificated form will be available (subject to Section 2.09) to Holders that exchange such Initial Notes in such Registered Exchange Offer.

      (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

     (e) CANCELLATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a Global Note has either been exchanged for certificated Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made by the Trustee or the Notes Custodian to reflect such reduction on the books and records of the Notes Custodian for such Global Note with respect to such Global Note.

     (f)    OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF NOTES.

      (i) To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes, Definitive Notes and the Global Note at the Registrar's or co-registrar's request.

     (ii) The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06.

    (iii) The Company shall not be required to make and the Registrar or co-registrar need not register transfers or exchanges of certificated or Definitive Notes selected for redemption (except, in the case of any Definitive Note to be redeemed in part, the portion thereof not to be redeemed), or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

     (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

      (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     (g)    NO OBLIGATION OF THE TRUSTEE.

      (i) The Trustee shall have no responsibility or obligation to any beneficial owner in a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in a Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in a Global Note) other than to make any required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07    REPLACEMENT NOTES.

                If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Company's and the Trustee's reasonable requirements for the replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.

                Every replacement Note shall be an obligation of the Company.

Section 2.08    OUTSTANDING NOTES.

                The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds such Note.

                If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that such replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

                If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of Notes on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest thereon shall cease to accrue.

Section 2.09    TEMPORARY NOTES AND CERTIFICATED NOTES.

     (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have such variations as the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

     (b) The Global Notes deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

     (c) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Initial Notes of authorized denominations. Any portion of the Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Initial Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.06(d), bear the restricted securities legend set forth in Exhibit A hereto.

     (d) Subject to the provisions of Section 2.09(c), the registered Holder of the Global Note may grant proxies and otherwise authorize any person, including agent members, participants and persons that may hold interests through agent members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (e)    In the event of the occurrence of any of the events specified in
          Section 2.09(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.10    CANCELLATION.

                The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation, and shall return such canceled Notes (subject to the record retention requirement of the Exchange Act), to the Company, upon the written request of the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11    DEFAULTED INTEREST.

                If the Company defaults in a payment of interest on the Notes, the Company shall pay such defaulted interest in any lawful manner. The Company may pay such defaulted interest to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days prior to the special record date, the Company shall mail or cause to be mailed to each Holder of a Note a notice that states such special record date, such related payment date and the amount of any such defaulted interest to be paid to Holders of the Notes.

Section 2.12    CUSIP NUMBER.

                The Company in issuing the Notes may use "CUSIP," "CINS" and "ISIN" numbers, and, if the Company shall do so, the Trustee shall use such CUSIP, CINS and ISIN numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in such notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be effected by any defect in or omission of such numbers. The Company will notify the Trustee of any change in a CUSIP, CINS or ISIN number. The Regulation S Global Note and the Restricted Global Note shall be assigned separate CUSIP numbers.

                                   ARTICLE III

                                   REDEMPTION

Section 3.01    NOTICES TO TRUSTEE.

                If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, the Company shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

                The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 30 but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all of the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than 15 days after the date of notice to the Trustee.

Section 3.02    SELECTION OF NOTES TO BE REDEEMED.

                If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata, unless otherwise required by law or regulation (including regulation of The Depository Trust Company). The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for

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redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

Section 3.03    NOTICE OF REDEMPTION.

                The Company shall, at least 30 days but not more than 60 days before a redemption date, mail or cause to be mailed, by first class-mail, a notice of redemption to each Holder of Notes, that are to be redeemed.

                The notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

      (i) the redemption date;

     (ii) the redemption price,

    (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

     (iv) the name and address of the Paying Agent;

      (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

    (vii) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

   (viii) that no representation is made as to the correctness or accuracy of the CUSIP, CINS or ISIN number, if any, listed in such notice or printed on the Notes.

                At the Company's request, at least five Business Days prior to the date upon which such notice is to be mailed unless the Trustee consents to a shorter period, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

Section 3.04    EFFECT OF NOTICE OF REDEMPTION.

                Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in such notice of redemption. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in such notice of redemption, plus accrued interest to the redemption date. Failure to give notice to a Holder of a Note or any defect in any notice shall not affect the validity of any notice to any other Holder of a Note.

Section 3.05    DEPOSIT OF REDEMPTION PRICE.

                On or prior to any redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the

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Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06    NOTES REDEEMED IN PART.

                Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Notes (at the expense of the Company) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV

                                    COVENANTS

Section 4.01    PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

                The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of this Indenture and the Notes. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 4.02    MAINTENANCE OF OFFICE OR AGENCY.

                The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in such location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                The Company also from time to time may designate one or more additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and from time to time may rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03    SEC REPORTS.

                Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will deliver to the Trustee, within 15 days after it is or would have been required to file with the SEC, and to furnish to the Holders of the Notes thereafter (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, at any time after the Company files a registration statement in connection with the Registered Exchange Offer or a Shelf Registration Statement, the Company will file a copy of all such information and reports listed in clause (i) and clause (ii) above with the SEC for public availability and make such information available to securities analysts and prospective investors upon request. The Company will also comply with the provisions of TIA Section 314(a).

                Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04    RESTRICTIONS ON SECURED FUNDED DEBT.

                The Company will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Debt that the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Notes) will be secured equally and ratably with (or prior to) such Secured Debt, unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Debt of the Company and its Restricted Subsidiaries together with all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (i) to (viii) of
Section 4.05), would not exceed 15% of Consolidated Net Tangible Assets; PROVIDED, HOWEVER, that this Section 4.04 shall not apply to, and there shall be excluded from Secured Debt in any computation under this Section 4.04 and under
Section 4.05, Indebtedness, secured by:

      (i) Liens on property, shares of Capital Stock or Indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

     (ii) Liens on property, shares of Capital Stock or Indebtedness existing at the time of acquisition thereof or incurred within 360 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

    (iii) Liens on property, shares of Capital Stock or Indebtedness thereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment entered into prior to, at the time of or within 360 days) after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

     (iv) Liens in favor of the Company or any Restricted Subsidiary;

      (v) Liens in favor of the United States of America, any State thereof or the District of Columbia or any foreign government, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

     (vi) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code;

    (vii) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business;

   (viii) Liens incurred (no matter when created) in connection with the Company's or a Restricted Subsidiary's engaging in leveraged or single-investor lease transactions; PROVIDED, HOWEVER, that

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

          the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the Company or such Restricted Subsidiary;

     (ix) Liens in favor of a governmental agency to qualify the Company or any Restricted Subsidiary to do business, maintain self insurance or obtain other benefits, or Liens under workers' compensation laws, unemployment insurance laws or similar legislation;

      (x) good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business;

     (xi) Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens;

    (xii) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review or Liens arising out of individual final judgments or awards in amounts of less than $1,000,000; PROVIDED that the aggregate amount of all such individual final judgments or awards shall not at any one time exceed $1,000,000;

   (xiii) Liens for taxes, assessments, governmental charges or levies not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be;

    (xiv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

     (xv) Liens incurred to finance all or any portion of the cost of construction, alteration or repair of any Principal Property or improvements thereto created prior to or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment to lend entered into prior to, at the time of, or within 360 days) after completion of such construction, alteration or repair;

    (xvi) Liens existing on the date of the Indenture;

   (xvii) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; or

  (xviii) any extension, renewal, refunding or replacement of the foregoing;
          PROVIDED that (i) such extension, renewal, refunding or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (ii) the Funded Debt secured by such Lien at such time is not increased.

Section 4.05    LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

                The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or any Restricted Subsidiary (which lease is required by GAAP to be capitalized on the balance sheet of such lessee), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (a "SALE AND LEASEBACK TRANSACTION") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such Sale and Leaseback Transactions plus all Secured Debt (with the exception of Funded Debt secured by Liens which is excluded pursuant to clauses (i) to (xviii) of Section 4.04) would not exceed 15% of Consolidated Net Tangible Assets. This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under Section 4.04 or this Section 4.05, Attributable Debt with respect to any sale and leaseback transaction if:

      (i) the Company or a Restricted Subsidiary is permitted to create Funded Debt secured by a Lien pursuant to clauses (i) to (xviii) of Section
          4.04 on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes;

     (ii) the property leased pursuant to such arrangement is sold for a price at least equal to such property's fair market value (as determined by the Chief Executive Officer, the President, the Chief' Financial Officer, the Treasurer or the Controller of the Company) and the Company or a Restricted Subsidiary, within 360 days after the sale or transfer shall have been made by the Company or a Restricted Subsidiary, shall apply the proceeds thereof to the retirement of Indebtedness or Funded Debt of the Company or any Restricted Subsidiary (other than Indebtedness or Funded Debt owed by the Company or any Restricted Subsidiary); PROVIDED, HOWEVER, that no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment provision of Indebtedness or Funded Debt;

    (iii) the Company or a Restricted Subsidiary applies the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to the purchase of assets (and the cost of construction thereof) within 360 days prior or subsequent to such sale or transfer;

     (iv) the effective date of any such arrangement or the purchaser's commitment therefor is within 36 months prior or subsequent to the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof (which, in the case of a retail store, is the date of opening to the public), whichever is later;

      (v) the lease in such Sale and Leaseback Transaction is for a term, including renewals, of not more than three years;

     (vi) the Sale and Leaseback Transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

    (vii) the lease secures or relates to industrial revenue or pollution control bonds; or

   (viii) the lease payment is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation.

Section 4.06    COMPLIANCE CERTIFICATES.

                The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning December 31, 2001, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such Officers' Certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of

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Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto). The Company shall also comply with TIA Section 314(a)(4).

Section 4.07    FURTHER INSTRUMENTS AND ACTS.

                Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.08    CALCULATION OF ORIGINAL ISSUE DISCOUNT.

                If any Notes shall be issued with original issue discount for U.S. federal income tax purposes, then the Company shall file with the Trustee promptly at the end of each calendar year in which such Notes (the "OID NOTES") are outstanding:

      (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding the OID Notes as of the end of such year; and

     (ii) such other specific information relating to such original issue discount as may then be relevant under the Code.

                                    ARTICLE V

                                   SUCCESSORS

Section 5.01    WHEN THE COMPANY MAY MERGE, CONSOLIDATE OR DISPOSE OF ASSETS.

                The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Restricted Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Restricted Subsidiary) or permit any Person to merge with or into the Company unless:

      (i) either (a) the Company shall be the continuing Person (the "Successor Company") or (b) the Successor Company (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture, and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

     (ii) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing and an opinion of counsel as to the matters set forth in paragraph (i) above.

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Section 5.02    SUCCESSOR COMPANY SUBSTITUTED.

                The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Person in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.01    EVENTS OF DEFAULT.

                Each of the following shall constitute an "EVENT OF DEFAULT":

      (i) the Company defaults in the payment of all or any part of the principal of the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

     (ii) the Company defaults in the payment of any interest on the Notes when the same becomes due and payable, and such default continues for a period of 30 days;

    (iii) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture and such default or breach continues for a period of 60 consecutive days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

     (iv) an involuntary case or other proceeding shall be commenced against the Company with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment or a trustee, receiver, liquidator, custodian or other similar official of the Company or for any substantial part of the property and assets of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under any bankruptcy, insolvency or other similar law now or hereafter in effect;

      (v) the Company (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (3) effects any general assignment for the benefit of creditors;

     (vi) an event of default as defined in any one or more indentures or instruments evidencing or under which the Company has at the date of this Indenture or shall thereafter have outstanding an aggregate of at least $25,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; PROVIDED that if such event of default under such indentures or instruments shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default under this clause (vi) shall

                                       22
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          be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders; and

    (vii) failure by the Company to make any payment at maturity, including any applicable grace period, in respect of at least $25,000,000 aggregate principal amount of indebtedness for borrowed money and such failure shall have continue for a period of ten days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; PROVIDED that if such failure shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default under this clause (vii) shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders.

                The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, an Officers' Certificate of any Event of Default pursuant to clause (iii), clause (iv), clause (v), clause (vi), or clause (vii) and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take in respect thereof.

Section 6.02    ACCELERATION.

                If an Event of Default occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal amount of all Notes, and the interest accrued thereon, if any, to be immediately due and payable (collectively, the "DEFAULT AMOUNT"). Upon such a declaration, the Default Amount shall be due and payable immediately. Notwithstanding the foregoing, in case of an Event of Default specified in clause (iv) or clause (v) of Section 6.01, then the principal amount of all the Notes then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee to the full extent permitted by applicable law. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03    OTHER REMEDIES.

                If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

                The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any such Notes in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon any Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. No remedy shall be exclusive of any other remedy. All remedies shall be cumulative to the extent permitted by law.

Section 6.04    WAIVER OF PAST DEFAULTS.

                Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except (i) a Default in

                                       23
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the payment of principal of or interest on any Note as specified in clauses (i)
or (ii) of Section 6.01 or (ii) a Default in respect of a covenant or provision that under Section 9.02 cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05    CONTROL BY MAJORITY.

                Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture; PROVIDED that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that, subject to Section 7.01 may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and PROVIDED FURTHER that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Notes pursuant to this
Section 6.05.

Section 6.06    LIMITATION ON SUITS.

                No Holder of any Notes may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

      (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

     (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

    (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

     (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

      (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

                A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07    UNCONDITIONAL RIGHT OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of any such Holder of a Note.

Section 6.08    COLLECTION SUIT BY TRUSTEE.

                If an Event of Default specified in Section 6.01(i) or Section 6.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the entire amount then due and owing, plus the amounts provided for in Section 7.07.

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Section 6.09    TRUSTEE MAY FILE PROOFS OF CLAIM.

                The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Notes allowed in any judicial proceedings relative to the Company, the Company's creditors or the Company's property, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders of Notes in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 6.10    PRIORITIES.

                If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

      (i) FIRST: to the Trustee for amounts due to it under Section 7.07;

     (ii) SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

    (iii) THIRD: to the Company.

                The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    UNDERTAKING FOR COSTS.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12    WAIVER OF STAY, EXTENSION AND USURY LAWS.

                The Company (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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                                   ARTICLE VII

                                     TRUSTEE

Section 7.01    DUTIES OF TRUSTEE.

     (a) If an Event of Default of which a Responsible Officer of the Trustee is aware has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee is aware:

      (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

     (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

      (i)  this paragraph does not limit the effect of paragraph (b) of this
           Section 7.01;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

    (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), paragraph (b) and paragraph (c) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

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Section 7.02    RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) Before the Trustee acts or refrains from taking any act, the Trustee may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in reliance on such Officers' Certificate or such Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent; PROVIDED, HOWEVER, that any such agent is appointed by the Trustee with due care.

     (d) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute negligence, willful misconduct or bad faith.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by the Trustee hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

     (g) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     (h) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superceded.

Section 7.03    INDIVIDUAL RIGHTS OF TRUSTEE.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights as it would have if the Trustee were not the Trustee hereunder. However, in the event the Trustee acquires any conflicting interest in accordance with the TIA it must eliminate such conflicting interest within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Paying Agent, Registrar or co-registrar may do the same with like rights. The Trustee shall at all times remain subject to Section
7.10 and Section 7.11.

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Section 7.04    TRUSTEE'S DISCLAIMER.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds of the Notes and it shall not be responsible for any statement contained herein or any statement contained in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee's certificates of authentication.

Section 7.05    NOTICE OF DEFAULT.

                If a Default occurs and is continuing and if such Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of a Note a notice of such Default within 90 days (or such shorter period as may be required by applicable law) after such Default occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    REPORTS BY TRUSTEE TO HOLDERS OF NOTES.

                Within 60 days after each May 15, beginning with May 15 following the date of this Indenture, the Trustee shall mail to Holders of the Notes a brief report dated as of such reporting date that complies with TIA
Section 313(a) to the extent such a report is required by TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes may be listed. The Company shall promptly notify the Trustee upon the Notes being listed on any stock exchange and any delisting thereof.

Section 7.07    COMPENSATION AND INDEMNITY.

                The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree to in writing from time to time for the Trustee's acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it in the course of its services hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

                The Company shall indemnify the Trustee and any predecessor Trustee against any and all loss, liability or reasonable expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the administration of this trust and the performance of its duties under this Indenture, except any such loss, liability or expense attributable to the negligence, willful misconduct or bad faith of the Trustee.

                The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company may be materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

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                The Company's payment obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                To secure the Company's payment obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property that is held by it in trust for the benefit of Holders of Notes to pay principal and interest on particular Notes.

                If the Trustee shall incur expenses after the occurrence of a Default specified in Section 6.01(iv) or Section 6.01(v), such expenses (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

                The provisions of this Section shall survive the termination of this Indenture.

Section 7.08    REPLACEMENT OF TRUSTEE.

                A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of Notes of not less than a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company shall remove the Trustee if:

      (i) the Trustee fails to comply with Section 7.10;

     (ii) the Trustee is adjudged bankrupt or insolvent;

    (iii) a Custodian or other public officer takes charge of the Trustee or its property; or

     (iv) the Trustee otherwise becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                Any successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Note. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

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Section 7.09    SUCCESSOR TRUSTEE BY MERGER, ETC.

                If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee entity without any further act shall constitute the successor Trustee; PROVIDED, HOWEVER, that such entity shall be otherwise qualified and eligible under this Article VII.

                In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10    ELIGIBILITY; DISQUALIFICATION.

                This Indenture at all times shall have a Trustee which satisfies the requirements of TIA Section 310(a). Trustee shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recently published annual report of condition. The Trustee shall be subject to TIA Section 310(b).

Section 7.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

                The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01    DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

                (a) When (i) all Notes previously authenticated and delivered (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture, or (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of the Notes for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the principal of and interest on the Notes (other than Notes replaced pursuant to Section 2.07) to maturity or redemption, as the case may be, and to pay all other sums payable by it under this Indenture, and (C) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for in this Article VIII relating to the satisfaction and discharge of the Indenture have been complied with, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                (b) Subject to Section 8.01(c) and Section 8.02, the Company at any time may terminate (i) all of the Company' obligations under the Notes and this Indenture ("LEGAL DEFEASANCE"); or (ii) its obligations under
    Section 4.02, Section 4.03, Section 4.04, Section 4.05, Section 4.06,
    Section 4.07, Section 6.01(vi) and Section 6.01(vii) ("COVENANT DEFEASANCE"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01 (iii).

                Upon satisfaction of the conditions set forth herein and at the request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations of the Company terminated thereby.

                (c) Notwithstanding clause (a) and clause (b) above, the Company' obligations contained in Section 2.02, Section 2.03, Section 2.04,
    Section 2.05, Section 2.06, Section 2.07, Section 7.07, Section 7.08 and this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Company's obligations contained in Section 7.07, Section
    8.04 and Section 8.05 shall survive.

Section 8.02    CONDITIONS TO DEFEASANCE.

                The Company may exercise its legal defeasance option or its covenant defeasance option only if:

      (i) with reference to this Section 8.02, the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Notes, for payment of the principal of and interest on the Notes, money or U. S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding Notes to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

     (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

    (iii) no Default with respect to the Notes shall have occurred and be continuing on the date of such deposit;

     (iv) the Company shall have delivered to the Trustee an Opinion of Counsel that (1) the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the Holders of the Notes have a valid security interest in the trust funds; and

      (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent herein provided relating to the defeasance contemplated by this Section have been complied with.

                In the case of legal defeasance under this Section 8.02 the Opinion of Counsel referred to in clause (iv)(1) above may be replaced by a ruling directed to the Trustee received from the Internal

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Revenue Service to the same effect. Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of the Notes at a future date in accordance with Article III.

Section 8.03    APPLICATION OF TRUST MONEY.

                The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Notes.

Section 8.04    REPAYMENT TO THE COMPANY.

                The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders of Notes entitled to the money shall look to the Company for payment as general creditors.

Section 8.05    INDEMNITY FOR GOVERNMENT OBLIGATIONS.

                The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06    REINSTATEMENT.

                If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article VIII; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any of the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    WITHOUT CONSENT OF HOLDERS OF NOTES.

                The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder of a Note:

      (i) to cure any ambiguity, defect or inconsistency in this Indenture; PROVIDED that such amendments or supplements shall not materially and adversely affect the interests of the Holders;

     (ii) to provide for the assumption of the Company's obligations to the Holders of the Notes in connection with a consolidation or merger of the Company or the sale, conveyance, transfer, lease or other disposal of all or substantially all of the property and assets of the Company pursuant to Article V;

    (iii) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

     (iv) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

      (v) to make any change that does not materially and adversely affect the rights of any Holder.

                Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be contained therein, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which adversely affects its own rights, duties or immunities under this Indenture or otherwise.

                After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Section 6.04 and Section 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance by the Company in any particular instance with any provision of this Indenture or the Notes.

Section 9.02    WITH CONSENT OF HOLDERS OF NOTES.

                The Company and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental Indenture with the written consent of the Holders of Notes of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of a Note affected, any amendment, supplement or waiver may not:

      (i) extend the Stated Maturity of the principal of, or any installment of interest on, such Holder's Notes, or reduce the principal thereof or the rate of interest thereon, or any premium payable with respect thereto, or change any place or currency of payment where any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

     (ii) reduce the percentage in principal amount of outstanding Notes the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

    (iii) waive a Default in the payment of principal of or interest on any Note of such Holder; or

     (iv) modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note thereunder affected thereby.

                Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the

Trustee of evidence satisfactory with the Trustee of the consent of the Holders of Notes as aforesaid and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

                The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; PROVIDED, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by an Holder be cancelled and of no further effect.

Section 9.03    COMPLIANCE WITH TRUST INDENTURE ACT.

                Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04    REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

                Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder of a Note is a continuing and binding consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder of a Note.

                The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, such Persons which were Holders of Notes at such record date (or their duly designated proxies), and only such Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Notes after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05    NOTATION ON OR EXCHANGE OF NOTES.

                If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder of such Note. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects such changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 9.06    TRUSTEE TO SIGN AMENDMENTS, ETC.

                The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted pursuant to this Indenture. The Company shall not sign any amendment or supplemental Indenture until the Board of Directors approves any such amendment or supplemental Indenture.

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01   TRUST INDENTURE ACT CONTROLS.

                If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such imposed duties shall control.

Section 10.02   NOTICES.

                Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                If to the Company:

                     CVS Corporation
                     One CVS Drive
                     Woonsocket, Rhode Island 02895
                     Telecopier No.: (401) 765-1500
                     Attention: General Counsel

                If to the Trustee:

                     The Bank of New York
                     101 Barclay Street -8W
                     New York, New York 10286
                     Telecopier No: (212) 815-5707
                     Attention: Corporate Trust Administration

                The Company or the Trustee, by notice each to the other may designate additional or different addresses for subsequent notices or communications.

                All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in such notice shall not affect its sufficiency with respect to other Holders of Notes.

                If a notice or communication is mailed in the manner set forth above within the time prescribed, such notice or communication shall be deemed to be duly given whether or not the addressee receives it.

                If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                Holders of Notes pursuant to TIA Section 312(b) may communicate with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent and any other Person shall have the protection of TIA Section 312(c).

Section 10.04   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee any certificates or opinions required by the TIA, and:

      (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions and covenants have been satisfied.

Section 10.05   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                Each certificate or opinion with respect to compliance with a condition or covenant contained in this Indenture shall include:

      (i) a statement that the Person making such certificate or opinion has read such condition or covenant;

     (ii) a statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

    (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such condition or covenant has been satisfied; and

     (iv) a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.06   RULES BY TRUSTEE AND AGENTS.

                The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their functions.

Section 10.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS.

                No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of a Note by accepting a Note waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Notes.

Section 10.08   GOVERNING LAW.

                THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10.09   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10   SUCCESSORS.

                All agreements of the Company contained in this Indenture and the Notes shall bind the Company and its successors. All agreements of the Trustee in this Indenture shall bind the Trustee and its successors.

Section 10.11   SEVERABILITY.

                In case any provision of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12   COUNTERPART ORIGINALS.

                The parties may sign any number of copies of this Indenture. Each such signed copy shall be deemed to be an original, and all of such signed copies together shall represent one and the same agreement.

Section 10.13   TABLE OF CONTENTS, HEADINGS, ETC.

                The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience only, and shall not, for any reason, be deemed to be part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

Dated as of November 4, 2002                CVS CORPORATION

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Attest:

-----------------------------------------
Name:
Title:


Dated as of November 4, 2002                THE BANK OF NEW YORK,
                                               as Trustee

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]


                              [Global Notes Legend]

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.*

                            [Restricted Notes Legend]

                THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT THE COMPANY THAT
(A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                 CVS CORPORATION

No.                                                    Principal Amount $
                                                       CUSIP No. _________

                        3 7/8% Notes due November 1, 2007

                CVS CORPORATION, a Delaware corporation, promises to pay to , or registered assigns, the principal sum of $________ Dollars on
November 1, 2007.

                Interest Payment Dates: May 1 and November 1.

                Record Dates: April 15 and October 15.

                Additional provisions of this Note are set forth on the reverse side of this Note.

Dated:
      ------------------

[SEAL]

                                            CVS CORPORATION

                                            By
                                               ---------------------------------
                                               Title:

                                            By
                                               ---------------------------------
                                               Title:

----------
....CONTINUED FROM THE PRECEDING PAGE

  * This legend should only be added if the Security is issued in global form.

                                 CVS CORPORATION

                        3 7/8% Notes due November 1, 2007

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Dated:

THE BANK OF NEW YORK,
  as Trustee, certifies
  that this is one of the
  Notes referred to in the
  Indenture.

By
   ----------------------------
       Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                        3 7/8% Notes due November 1, 2007

     1.   INTEREST

                CVS CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

                The Company will pay interest semi-annually on May 1 and November 1 of each year, commencing May 1, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from November 4, 2002, or such other date on which the Notes are originally issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes.

     2.   METHOD OF PAYMENT

                The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to the accounts specified by the Holders, or, if no such account is specified, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

     3.   PAYING AGENT AND REGISTRAR

                Initially, The Bank of New York, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

     4.   INDENTURE

                The Company issued the Notes under an Indenture dated as of November 4, 2002 (the "INDENTURE"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

                The Notes are general obligations of the Company initially limited to $300,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Company may at any time issue additional notes under the Indenture in unlimited amounts having the same terms as and treated as a single class with the Notes for all purposes under the Indenture and will vote together as one class with respect to the Notes. The Indenture imposes certain limitations on the incurrence of certain additional indebtedness by the Company and certain of its subsidiaries and the entry into certain sale and leaseback arrangements by the Company and certain of its subsidiaries. The Indenture also restricts the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person.

     5.   OPTIONAL REDEMPTION

                The Company, at its option, may at any time redeem all or any portion of the Notes, at a redemption price plus accrued interest to the date of redemption, equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 20 basis points.

                "COMPARABLE TREASURY ISSUE" means, with respect to the Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                "COMPARABLE TREASURY PRICE" means, with respect to any redemption date applicable to the Notes, (i) the average of the applicable Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such applicable Reference Treasury Dealer Quotations, or
(ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

                "INDEPENDENT INVESTMENT BANKER" means, with respect to the Notes offered hereby, Credit Suisse First Boston Corporation or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

                "REFERENCE TREASURY DEALER" means, with respect to the Notes offered hereby, Credit Suisse First Boston Corporation; PROVIDED, HOWEVER, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

                "TREASURY YIELD" means, with respect to any redemption date applicable to the Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

     6.   NOTICE OF REDEMPTION

                Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

     7.   DENOMINATIONS; TRANSFER; EXCHANGE

                The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. Holders of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

     8.   PERSONS DEEMED OWNERS

                The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

     9.   UNCLAIMED MONEY

                Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

     10.  DISCHARGE AND DEFEASANCE

                Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

     11.  AMENDMENT; WAIVER

                Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and
(ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture or that does not materially and adversely affect the rights of any Holder of a Note or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

     12.  DEFAULTS AND REMEDIES

                If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

     13.  TRUSTEE DEALINGS WITH THE COMPANY

                Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     14.  NO RECOURSE AGAINST OTHERS

                A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Note, each Holder of a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     15.  AUTHENTICATION

                This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

     16.  ABBREVIATIONS

                Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

     17.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT

                Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

     18.  CUSIP NUMBERS

                Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19.  GOVERNING LAW

                This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.


                                   ----------

                The Company will furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture which contains the text of this Note in larger type. Requests may be made to:

                                 CVS Corporation
                        670 White Plains Road, Suite 210
                            Scarsdale, New York 10583
                          Attention: Nancy R. Christal

================================================================================

                                 ASSIGNMENT FORM

                To assign this Note, complete the form below:

                I or we assign and transfer this Note to:

                       [PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE]

                       [INSERT ASSIGNEE'S SOC. SEC. OR TAX I.D. NO. ]

                and irremovably appoint ___________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

================================================================================

Date:                  Your Signature:
     -----------------                 -------------------------------

================================================================================

Sign exactly as your name appears on the face of this Note.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                         OF TRANSFER OF RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) and the Company has consented to the exchange; or

/ / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

The undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

               (1)  / /  acquired for the undersigned's own account, without
                         Transfer (in satisfaction of Section 2.06(a)(ii)(A) of the Indenture); or

               (2)  / /  transferred pursuant to and in compliance with Rule
                         144A under the Securities Act of 1933, as amended; or

               (3)  / /  transferred pursuant to and in compliance with
                         Regulation S under the Securities Act of 1933, as amended; or

               (4)  / /  transferred pursuant to and in compliance with Rule
                         144 under the Securities Act of 1933, as amended; or

               (5)  / /  transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (2), (3) or (4) is checked, the Company or the Trustee may require evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend on the face of this Note.

                                     -------------------------------------------
                                                     Signature

Signature Guarantee:
                                     -------------------------------------------
                                         Guaranteed:

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

                                                              Principal Amount of     Signature of
               Amount of decrease      Amount of increase     this Global Note        authorized signatory
Date of        in Principal Amount     in Principal Amount    following such          of Trustee or Notes
Exchange       of this Global Note     of this Global Note    decrease or increase    Custodian
-----------------------------------------------------------------------------------------------------------






                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE NOTE AND
                             PRIVATE EXCHANGE NOTE]

*

**

                                 CVS CORPORATION

No.                                                     Principal Amount $
                                                        CUSIP No.__________

                        3 7/8% Notes due November 1, 2007

                CVS CORPORATION, a Delaware corporation, promises to pay to , or registered assigns, the principal sum of ________ Dollars on
November 1, 2007.

                Interest Payment Dates: May 1 and November 1.

                Record Dates: April 15 and October 15.

                Additional provisions of this Note are set forth on the reverse side of this Note.

                                         CVS CORPORATION

                                         By

Dated:
      ----------------------

[Seal]

                                         ------------------------------
                                         Title:


                                         ------------------------------
                                         Title

----------
        * If the Note is to be issued in global form add the Global Notes Legend from EXHIBIT A and the attachment to EXHIBIT A captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

        ** If the Note is a Private Exchange Note issued in a Private Exchange to the Initial Purchaser holding an unsold portion of its initial allotment, add the restricted securities legend from EXHIBIT A and include the "Certificate to be Delivered upon Exchange or Registration of Transfer of Restricted Notes" from EXHIBIT A.

                                 CVS CORPORATION

                        3 7/8% Notes due November 1, 2007


TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Dated:

THE BANK OF NEW YORK,

   as Trustee, certifies
   that this is one of the
   Notes referred to
   in the Indenture.

By

   --------------------------
      Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                        3 7/8% Notes due November 1, 2007

     1.   INTEREST

                CVS CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

                The Company will pay interest semi-annually on May 1 and October 1 of each year, commencing May 1, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from November 4, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes.

     2.   METHOD OF PAYMENT

                The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to the accounts specified by the Holders, or, if no such account is specified, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

     3.   PAYING AGENT AND REGISTRAR

                Initially, The Bank of New York, a national banking association (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

     4.   INDENTURE

                The Company issued the Notes under an Indenture dated as of November 4, 2002 (the "INDENTURE"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

                The Notes are general obligations of the Company initially limited to $300,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Company may at any time issue additional notes under the Indenture in unlimited amounts having the same terms as and treated as a single class with the Notes for all purposes under the Indenture and will vote together as one class with respect to the Notes. The Indenture imposes certain limitations on the incurrence of certain additional indebtedness by the Company and certain of its subsidiaries and the entry into certain sale and leaseback arrangements by the Company and certain of its subsidiaries. The Indenture also restricts the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person.

     5.   OPTIONAL REDEMPTION

                The Company, at its option, may at any time redeem all or any portion of the Notes, at a redemption price plus accrued interest to the date of redemption, equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 20 basis points.

                "COMPARABLE TREASURY ISSUE" means, with respect to the Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                "COMPARABLE TREASURY PRICE" means, with respect to any redemption date applicable to the Notes, (i) the average of the applicable Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such applicable Reference Treasury Dealer Quotations, or
(ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

                "INDEPENDENT INVESTMENT BANKER" means, with respect to the Notes offered hereby, Credit Suisse First Boston Corporation or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

                "REFERENCE TREASURY DEALER" means, with respect to the Notes offered hereby, Credit Suisse First Boston Corporation; PROVIDED, HOWEVER, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

                "TREASURY YIELD" means, with respect to any redemption date applicable to the Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

     6.   NOTICE OF REDEMPTION

                Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

     7.   DENOMINATIONS; TRANSFER; EXCHANGE

                The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. Holders of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

     8.   PERSONS DEEMED OWNERS

                The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

     9.   UNCLAIMED MONEY

                Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

     10.  DISCHARGE AND DEFEASANCE

                Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

     11.  AMENDMENT; WAIVER

                Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and
(ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture or that does not materially and adversely affect the rights of any Holder of a Note or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

     12.  DEFAULTS AND REMEDIES

                If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

     13.  TRUSTEE DEALINGS WITH THE COMPANY

                Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     14.  NO RECOURSE AGAINST OTHERS

                A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Note, each Holder of a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     15.  AUTHENTICATION

                This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

     16.  ABBREVIATIONS

                Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

     17.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT

                Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

     18.  GOVERNING LAW

                This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     19.  CUSIP NUMBERS

                Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                   ----------

                The Company will furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture which contains the text of this Note in larger type. Requests may be made to:

                                 CVS Corporation
                        670 White Plains Road, Suite 210
                            Scarsdale, New York 10583
                          Attention: Nancy R. Christal

================================================================================

                                 ASSIGNMENT FORM

                To assign this Note, complete the form below:

                I or we assign and transfer this Note to:

                      [PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE]

                      [INSERT ASSIGNEE'S SOC. SEC. OR TAX I.D. NO. ]

                and irremovably appoint ___________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

================================================================================

Date:                   Your Signature:
      ----------------                  -------------------------------

================================================================================

Sign exactly as your name appears on the face of this Note.